Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carried Forward Form Type	Carried Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Other	Warrants (2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Equity	Depositary Shares (3)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Other	Subscription Rights (4)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Other	Units (5)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$1,291,136,362.12	0.0001102	$142,283.23 (6)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(7)	—	$10,804,222.63	—	—	S-3	333-236943	April 1, 2020	$1,402.39

	Equity	5.00% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	415(a)(6)	(7)	—	$198,059,415.25	—	—	S-3	333-236943	April 1, 2020	$25,708.11

	Total Offering Amounts				—	$1,500,000,000.00	—	$142,283.23	—	—	—	—

	Total Fees Previously Paid				—	—	—	$117,056.67 (7)	—	—	—	—

	Total Fee Offsets				—	—	—	$25,178.40	—	—	—	—

	Net Fee Due				—	—	—	$48.16 (7)	—	—	—	—

(1)

Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $1,291,136,362.12. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The warrants covered by this registration statement may be warrants for common stock, preferred stock, depositary shares or debt securities. The registrant may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares, or debt securities, or any combination of those securities in the form of units.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(4)	The subscription rights to purchase shares of common stock or preferred stock will be offered without additional consideration.
(5)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(6)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(7)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include (i) $10,804,222.63 of common stock, that was previously registered on Form S-3 (File No. 333-236943), filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, which was declared effective by the SEC on April 1, 2020 (the “2020 Registration Statement”), which have not yet been sold by the registrant pursuant to its continuous offering of up to $260,000,000 of common stock, and (ii) $198,059,415.25 of 5.00% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), that was previously registered on the 2020 Registration Statement, which have not yet been sold by the registrant pursuant to its continuous offering of $200,000,000 of Series E Preferred Stock (collectively, the “Unsold Securities”). In connection with the filing of the 2020 Registration Statement, the registrant paid a filing fee of $27,110.50 in the aggregate associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prospectus Supplement). Pursuant to Rule 415(a)(6), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. In connection with the initial filing of this registration statement on Form S-3 (File No. 333-270901) filed with the SEC on March 28, 2023, the Registrant paid a filing fee of $117,056.67. A filing fee of $48.16 with respect to an additional $436,984.75 of securities registered under this registration statement is being transmitted herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims	Gladstone Land Corporation	S-3	333-236943	March 6, 2020	—	$25,178.40 (1)	(2)	(2)	(2)	$193,978,444.08	—

Fee Offset Sources	Gladstone Land Corporation	S-3	333-236943	—	March 6, 2020	—	—	—	—	—	$25,178.40 (1)

(1)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $25,178.40, which represents the portion of the registration fee previously paid with respect to $193,978,444.08 of unsold securities (the “Unsold Offset Securities”) previously registered on the 2020 Registration Statement. The offering of the Unsold Offset Securities pursuant to the 2020 Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.

(2)

The 2020 Registration Statement registered for sale the registrant’s Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Warrants, Debt Securities, Depositary Shares, Subscription Rights and Units.

Table 3: Combined Prospectuses

None.